                                                                Exhibit 10.60.2


         BOND DEBT SERVICE RESERVE GUARANTEE, dated as of May 27, 1999, made by Edison Mission Energy, a California corporation (the "GUARANTOR"), in favor of United States Trust Company of New York, as trustee (the "TRUSTEE") for the equal and ratable benefit of the holders of the Bonds (as defined below).

                                 RECITALS

         A. Pursuant to the Indenture, dated as of May 27, 1999 (the "INDENTURE"), among Edison Mission Holdings Co. (the "COMPANY") and the Trustee, the Company issued on May 27, 1999 $300 million in aggregate principal amount of 8.137% Senior Secured Bonds due 2019 (the "INITIAL CLASS A BONDS") and $530 million in aggregate principal amount of 8.734% Senior Secured Bonds due 2026 (the "INITIAL CASS B BONDS" and, together with the Initial Class A Bonds, the "INITIAL BONDS").

         B. Pursuant to the Exchange and Registration Rights Agreement, dated May 27, 1999 (the "Registration Rights Agreement"), among the Company, the Guarantor, the Subsidiary Guarantors (as defined below) and the Initial Purchasers (as defined below), the Initial Class A Bonds and the Initial Class B Bonds may be exchanged for registered 8.137% Senior Secured Bonds due 2019 (the NEW CLASS A BONDS") and registered 8.734% Senior Secured Bonds due 2026 (the "NEW CLASS B BONDS" and, together with the New Class A Bonds, the "BONDS"), respectively.

         C. Pursuant to Section 4.20 of the Indenture, the Company is required to satisfy the Bond Debt Service Reserve Requirement (as therein defined) by cash, certain letters of credit, this Guarantee or a combination thereof.

         D. The Guarantor is the parent company of the Company and wishes to enter into this Guarantee so that the Company may meet the Bond Debt Service Reserve Requirement.

    NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees with the Trustee, for the benefit of the Holders, as follows:

    1. DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

    (b) The following terms shall have the following meanings:

    "BOND FINANCING DOCUMENTS" means the Indenture, the Registration Rights Agreement, the Bonds and the Security Documents.

     "DSR CREDIT INSTRUMENT" means a letter of credit issued by a commercial bank whose long-term unsecured debt securities are rated "A2" and "A" or better by Moody's and S&P, respectively.

     "GUARANTEE" means this Bond Debt Service Reserve Guarantee.

     "GUARANTOR" has the meaning set forth in the PREAMBLE.

     "GUARANTEE AMOUNT" means thirty-five million three-hundred fifty thousand six hundred U.S. Dollars (U.S. $35,350,600)

     "HOLDER" means a Person in whose name a Bond is registered.

     "INITIAL CLASS A BONDS" has the meaning set forth in the PREAMBLE.

     "INITIAL CLASS B BONDS" has the meaning set forth in the PREAMBLE.

     "INITIAL PURCHASERS" means Lehman Brothers Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and SG Cowen Securities Corp.

      "NEW CLASS A BONDS" has the meaning set forth in the PREAMBLE.

      "NEW CLASS B BONDS" has the meaning set forth in the PREAMBLE.

      "OBLIGATIONS" means the collective reference to the unpaid principal of and interest on the Bonds and all other obligations and liabilities of the Company to the Trustee and the Holders (including interest accruing pursuant to Section 2.12 of the Indenture), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Bond Financing Document or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Trustee or to the Holders that are required to be paid by the Company or the Guarantor pursuant to the terms of this Guarantee or any other Bond Financing Document).

      "SECURITY DEPOSIT AGREEMENT" means the Security Deposit Agreement, dated as of March 18, 1999, as amended, among the Company, its Subsidiaries and the United States Trust Company of New York, as collateral agent.

      "SUBSIDIARY GUARANTORS" means Edison Mission Finance Co., a California corporation, Homer City Property Holdings, Inc., a California corporation, Chestnut Ridge Energy Company, a California corporation, Mission Energy Westside, Inc., a California corporation and EME Homer City Generation L.P., a Pennsylvania limited partnership.

     "TRUSTEE" has the meaning set forth in the RECITALS.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

     (d) Each reference in this Guarantee to a Bond Financing Document or other agreement shall be deemed to refer to such Bond Financing Document or other agreement as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     (e) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.

     (f) Each reference in this Guarantee to a Person shall refer to such Person and its successors and assigns.

     (g) Each reference in this Guarantee to a Requirement of Law shall be deemed to refer to such Requirement of Law as the same may be amended, supplemented or otherwise modified from time to time.

     (h) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. GUARANTEE. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Trustee, for the benefit of the Holders, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Notwithstanding the aggregate amounts of the Obligations at any time or from time to time payable or to be payable by the Company to the Trustee or to any Holder, the aggregate maximum liability of the Guarantor hereunder shall in no event exceed the Guarantee Amount. The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Trustee or any Holder hereunder.

     (b) Notwithstanding the Guarantee Amount, the Guarantor further agrees to pay or reimburse each Holder and the Trustee for all its costs and expenses incurred in collecting against the Guarantor under this Guarantee or otherwise enforcing or preserving any rights under this Guarantee, including the fees and disbursements of counsel to each Holder and of counsel to the Trustee. Unless a demand for payment shall have been made hereunder and be unsatisfied, this Guarantee may be terminated in its entirety, or amended to reduce the Guarantee Amount, upon three (3) Business Days' notice by the Guarantor to the Trustee, PROVIDED that the Bond Debt Service Reserve Requirement is then otherwise satisfied pursuant to Section 4.20 of the Indenture.

     (c) No payment made by the Company or any other Person or received or collected by the Trustee from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations up to the Guarantee Amount until the Obligations are paid or redeemed in full.

     3. RIGHT OF SET-OFF. The Guarantor hereby irrevocably authorizes the Trustee and each Holder at any time and from time to time (i) upon the occurrence and continuance beyond the applicable grace period, if any, of an Event of Default of the kind described in clause (h) or (i) of Section 6.1 of the Indenture, or (ii) upon the occurrence and continuance beyond the applicable grace period, if any, of any other Event of Default and at the discretion of the Holders of at least 33-1/3% (in the case of any Event of Default specified in clause (a) of Section 6.1 of the Indenture) or 50% (in the case of any other Event of Default) in aggregate principal amount of the Bonds then outstanding, without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Trustee or such Holder to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Trustee or such Holder may elect, against and on account of the obligations and liabilities of the Guarantor to the Trustee or such Holder hereunder and claims of every nature and description of the Trustee or such Holder against the Guarantor, in any currency, whether arising hereunder, under the Indenture, any other Bond Financing Document or otherwise, as the Trustee or such Holder may elect, whether or not the Trustee or any Holder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Trustee and each Holder shall notify the Guarantor promptly of any such set-off and the application made by the Trustee or such Holder of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Trustee and each Holder under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Trustee or such Holder may have.

     4. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Trustee or any Holder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or against any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid or redeemed in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and any payment made by or collected from the Guarantor in respect of the Obligations is less than the Guarantee Amount applicable at such time, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Trustee may determine.

    5. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS: WAIVER OF RIGHTS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Trustee or any Holder may be rescinded by the Trustee or such Holder, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or any Holder, and the Bond Financing Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and any collateral security, guarantee or right of offset at any time held by the Trustee or any Holder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Trustee nor any Holder shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Trustee or any Holder may, but shall be under no obligation to, make a similar demand on the Company or any other guarantor, and any failure by the Trustee or any Holder to make any such demand or to collect any payments from the Company or any such other guarantor or any release of the Company or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Trustee or any Holder against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

    6. GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Trustee or any Holder upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company or the Guarantor, on the one hand, and the Trustee and the Holders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of any Bond Financing Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or any Holder, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Trustee or any Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Trustee and any Holder may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Trustee or any Holder to pursue such other rights or remedies or to collect any payment from the Company or any such other Person or to realize upon such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or any Holder against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and shall inure to the benefit of the Trustee and the Holders until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment or redemption in full.

     7. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if, at any time, payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Trustee or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

    8. PAYMENTS. The Guarantor hereby agrees that the Obligations will be paid to the Trustee without set-off or counterclaim in Dollars at the office of the Trustee, for deposit in the "Homer City Refinancing Indebtedness Debt Reserve Account", account no. 09045500, or to such other place as the Trustee may specify in writing.

    9. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Trustee and the Holders that:

         (a) The Guarantor (i) is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and (iii) has all requisite corporate power and authority and holds all material requisite governmental approvals to enter into and perform its obligations under this Guarantee and to conduct its business substantially as currently conducted by it, except, with respect to clause (ii) and (iii) above, where the failure to be so qualified or be in good standing or the failure to obtain such governmental approvals would not, individually or in the aggregate, cause a material adverse effect;

         (b) The execution, delivery and performance by the Guarantor of this Guarantee are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not:

              (i)   contravene the Guarantor's organizational documents.

              (ii) contravene any material requirement of law or contractual obligation binding on or affecting the Guarantor; or

              (iii) result in, or require the creation or imposition of, any Lien on any of the Guarantor's properties;

         (c) No governmental approval is required for the Guarantor to execute and perform its obligations under this Guarantee, except for those which have been duly obtained or effected. No material governmental approval is required for the Guarantor to carry on its business, except for those which have been duly obtained or effected;

         (d) The Guarantor is in compliance with all requirements of law and contractual obligations applicable to it, except to the extent that the failure to comply therewith would not have a material adverse effect; and

         (e) This Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity).

    10. AUTHORITY OF TRUSTEE. The Guarantor acknowledges that the rights and responsibilities of the Trustee under this Guarantee with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgement or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Trustee and the Holders, be governed by the Indenture, but, as between the Trustee and the Guarantor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     11. NOTICES. All notices, requests and demands to or upon the Trustee, the Holders or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

          (a) if to the Trustee, at the address or transmission number for notices provided in the Indenture; and

          (b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

     The Trustee, the Holders and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

     12. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. INTEGRATION. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Trustee or any Holder relative to subject matter hereof not expressly set forth or referred
to in this Guarantee.   This Guarantee supersedes any and all prior
agreements and understandings, oral or written, relative or with respect to the subject matter hereof.

     14. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) Except as provided in Section 2(b), none of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Trustee, PROVIDED that any provision of this Guarantee may be waived by the Trustee and the Holders in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

     (b) Neither the Trustee nor any Holder shall by any act (except by a written instrument pursuant to PARAGRAPH (a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15. SECTION HEADINGS. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. GOVERNING LAW. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                           EDISON MISSION ENERGY


                                           By /s/ Steven D. Eisenberg
                                             --------------------------
                                             Name:  Steven D. Eisenberg
                                             Title: Vice President


                                           Address for Notices:

                                           18101 Von Karman Avenue
                                           Suite 1700
                                           Irvine, CA 92612-1046

                                           Attention:  Treasurer

                                           Telex:  (949) 752-5588

                                           Fax:  (949) 752-5624